Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-3602) and related Prospectus of GTECH Holdings Corporation and to the incorporation by reference therein of our report dated April 15, 1996, with respect to the consolidated financial statements and schedule of GTECH Holdings Corporation included in its Annual Report (Form 10-K) for the fiscal year ended February 24, 1996, filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP

                                                               ERNST & YOUNG LLP


Providence, Rhode Island
June 11, 1996